Exhibit 99.3

OPTION AGREEMENT

This Agreement is made and entered into as of _________ (the “Effective Date”), by and between Wilocity Ltd., an Israeli company (the “Company”) and _________, residing at ________________________________________________ (the “Consultant”).

1.	Definitions
As used in this Option Agreement (the “Agreement”), the following terms shall have the meanings assigned to them in this Section 1.
“Board” shall mean the board of directors of the Company.
“Consultant” a consultant of the Company to whom Options are granted under this Agreement.
“Company” shall mean Wilocity Ltd.
“Companies Law” shall mean the Israeli Companies Law, 1999.
“Date of Grant” shall have the meaning set forth in Section 2.
“Disability” shall mean the inability, due to illness, injury or mental condition to engage in any gainful occupation for which an individual is qualified by education, training or experience, and such condition continues for at least six (6) months.
“Exercise Price” shall mean the price required to be paid by a Consultant in connection with the exercise of an Option.
“Fair Market Value” shall mean, as of any date, the value of an Ordinary Share, which shall be determined as follows: (i) if the Ordinary Shares are listed or quoted on any established stock exchange or a national market system, including without limitation the NASDAQ National Market system, or the NASDAQ SmallCap Market of the NASDAQ Stock Market, the Fair Market Value shall be the closing sales price for such Ordinary Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in the Wall Street Journal, or such other source as the Board deems reliable; or (ii) in the absence of an established market for the Shares, the Fair Market Value thereof as determined in good faith by the Board.
“M&A Transaction” shall mean a merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity.
“Notice of Exercise” shall have the meaning set forth in Section 5.2.
“Option” shall mean an Option to purchase one (1) Ordinary Share.
“Ordinary Share” shall mean an Ordinary Share of the Company, NIS 0.01 par value.
“Relative” shall mean a spouse, sibling, parent, grand-parent, descendant, a spouse’s descendant and a spouse of any of the foregoing.
“Successor Corporation” shall mean the surviving entity in an M&A Transaction.

2.	Consultant Options
The Consultant will be granted, subject to receiving the approval of the Board, _________ Options under the terms and conditions of this Agreement. The Date of Grant of said Options shall be _________.

3.	Vesting and Term of Options
Each Option shall be exercisable for a term of ten (10) years from the Date of Grant, and the vesting schedule of any quantity of Options granted under the Plan shall be such that twenty-five percent (25%) of such Options (i.e., _________ options) shall vest on the first anniversary of the Date of Grant (i.e. _________), and the remaining seventy-five percent (75%) of such Options shall vest equally at the end of each month, of a 36 month period, which period starts on the first anniversary of the Date of Grant and ends on the fourth anniversary of the Date of Grant.

4.	Exercise Price
The Exercise Price per Ordinary Share covered by each Option shall be US$_________.

5.	Exercise of Options
5.1Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of this Agreement.
5.2The exercise of an Option shall be made by a written Notice of Exercise, in the form attached hereto as Annex A, delivered by the Consultant to the Company at its principal executive office specifying the number of Options to be exercised and accompanied by the payment therefor, and containing such other terms and conditions as the Board shall prescribe from time to time.
5.3Anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 6 hereof, if any Option has not been exercised within ten (10) years after the Date of Grant (or any shorter period set forth in this Agreement), such Option shall terminate, all interests and rights of the Consultant in and to the same shall ipso facto expire.
5.4Each payment for Ordinary Shares shall be in respect of a whole number of Ordinary Shares, and shall be effected in cash or by a cashier's check payable to the order of the Company, or such other method of payment acceptable to the Company.

6.	Termination of Services
In the event that a Consultant ceases to render services to the Company for any reason, all Options previously granted to such Consultant shall terminate as follows:
6.1.If the Consultant's termination of provision of services is due to such Consultant's death or Disability, such Options (to the extent vested at the time of the Consultant's termination of provision of services) shall be exercisable by the Consultant's legal representative, estate manager or any other person to whom the Consultant's rights are transferred by will or by laws of descent or distribution, or the Consultant, as the case might be, for a period of six (6) months following such termination of provision of services (but in no event after the expiration date of such Options), and shall thereafter terminate.

6.2.If the Consultant's termination of provision of services is due to, or connected with, one of the following instances, the Consultant shall not be entitled to exercise any of the Options, even if such Options had already vested at that time. The said instances are as follows:
a.The Consultant acts dishonestly or breaches his fiduciary duties or duty of loyalty towards the Company and/or its subsidiaries;
b.The Consultant is grossly negligent in fulfilling his duties towards the Company and/or its subsidiaries;
c.The Consultant breaches intentionally in a material way the terms of his consulting agreement, or other agreement with the Company and/or its subsidiaries.
6.3.If the Consultant's termination of provision of services is for any reason other than those described in sub-sections 6.1 or 6.2 above, such Options (to the extent vested at the time of the Consultant's termination of provision of services) shall be exercisable for a period of sixty (60) days following such termination of provision of services, and shall thereafter terminate.
6.4.Options that have not vested at the time of the Consultant's termination of provision of services shall expire immediately upon the termination of such provision of services.
Notwithstanding the foregoing provisions of this Section 6, the Board may provide, either at the time an Option is granted or thereafter, that such Option may be exercised after the periods provided for in Section 6.1, but in no event beyond the term of the Option.

7.	Adjustment upon Changes in Capitalization, M&A Transaction or Restructuring
7.1.In the event of an M&A Transaction occurring while unexercised Options remain outstanding, the Options shall be assumed or substituted by the Successor Corporation (or a parent or subsidiary of the Successor Corporation), and appropriate adjustments shall be made in the Exercise Price in order to reflect such action as determined by the Board, which determination shall be final.
7.2.For the purposes of Section 7.1 above, the Options shall be considered assumed or substituted if, following the M&A Transaction, the Options confer the right to purchase or receive, for each Ordinary Shares subject to the Options immediately prior to the M&A Transaction, the consideration (whether shares, options, cash, or other securities or property) received in the M&A Transaction by holders of shares of the Company for each share held on the effective date of the M&A Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of the Company); provided, however, that if such consideration received in the M&A Transaction is not solely shares (or their equivalent) of the Successor Corporation or its parent or subsidiary, the Board may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option to be solely shares (or their equivalent) of the Successor Corporation or its parent or subsidiary equal in Fair Market Value to the per share consideration received by holders of a majority of the Company’s outstanding shares in the M&A Transaction; and provided further that the Board may determine, in its discretion, that in lieu of such assumption or substitution of Options for options of the Successor Corporation or its parent or subsidiary, such Options will be substituted for any other type of asset or property including cash which is fair under the circumstances.
7.3.If the outstanding shares of the Company shall at anytime be changed or exchanged by declaration of a stock dividend, stock split, combination, reorganization or exchange of shares, recapitalization, or any other like event of the Company (except for events referred in Section 7.1 above), then in such event only and as often as the same shall occur, the number of Options outstanding and the Exercise Prices thereof shall be appropriately and equitably adjusted.

8.	Dividends and Voting Rights
All Ordinary Shares issued upon the exercise of Options granted under the Agreement shall entitle the Consultant to all the rights attached to the Ordinary Shares of the Company, including the right to receive dividends with respect thereto and to vote the same at any meeting of the shareholders of the Company. Notwithstanding the above, until the closing of the Company’s initial public offering of shares, Ordinary Shares issued upon the exercise of Options granted under this Agreement shall be voted (including the execution of any written consents) by an irrevocable proxy, attached hereto as Annex B ("Irrevocable Proxy"), executed by the Consultant, delivered to the Chairman of the Board appointing the Chairman of the Board as proxy to vote on behalf of the Consultant on all matters on which the holders of Ordinary Shares shall have a vote. On each and every issue brought before the shareholders of the Company for their resolution, the Chairman of the Board shall abstain, provided, however, that if the shareholders adopt a resolution by way of a unanimous written resolution, the Chairman of the Board shall vote the Ordinary Shares in respect of which he/her is a proxy in favor of such resolution.

9.	Non-Transferability
9.1.No Option shall be assignable or transferable by the Consultant to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Consultant only by such Consultant or by such Consultant 's guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Consultant.
9.2.Subject to all conditions and terms set out in the Articles of Association of the Company and subject to all conditions and terms set out in this Agreement, each Consultant shall be entitled to transfer to any third party any Ordinary Shares purchased pursuant to the exercise of Options granted to him/her, provided, however, that the Board may request, as a condition precedent to a transfer of Ordinary Shares that the transferee(s) of any Ordinary Shares shall execute a proxy similar to the proxy referred to in Section 8 above.

10.	Lock-Up
After the Company’s initial public offering in any stock exchange, all shares held by the Consultant shall be subject to any legal restrictions on the sale of shares of the Company and/or to any restrictions on the sale of shares of the Company required by the underwriters, or by applicable regulations, in such public offering, and the Consultant shall be required to cooperate with the Company and sign any document that may be required by the underwriters, or by the relevant stock exchange or similar body.

11.Tax Consequences
All tax consequences arising from the grant or exercise of any Option, from the payment for, or the subsequent disposition of, Shares covered thereby or from any other event or act (of the Company or the Consultant) hereunder, shall be borne solely by the Consultant, and the Consultant shall indemnify the Company, and hold it harmless against and from any and all liability for any such tax or interest or penalty thereon.

12.	Continuance of Provision of Services
Neither this Agreement nor the grant of an Option hereunder shall impose any obligation on the Company to continue its engagement with the Consultant, or to use services of any Consultant, and nothing in this Agreement or in any Option granted pursuant thereto shall confer upon any Consultant any right to continue in the employ of the Company, or restrict the right of the Company to terminate such engagement or provision of services at any time.

13.	Consultants Undertakings in Connection with the Exercise of Options
Consultant hereby undertakes that upon exercise of his Options (1) he shall execute and deliver to the Company an Irrevocable Proxy in respect of any Ordinary Shares that shall be issued upon exercise of Options granted to Consultant pursuant to this Agreement; and (2) in the event that the Ordinary Shares have not been registered under the Securities Act of 1933, as amended, at the time of exercise and as a condition of such exercise, he shall concurrently with the exercise of all or any portion of his Options, deliver to the Company an Investors Representation Statement in the form attached hereto as Annex C.

14.	Entire Agreement
This Agreement replaces and annuls any other undertaking of the Company and/or any affiliate thereof (whether oral or written) to grant Consultant options to purchase Ordinary Shares, including any such undertaking, if any, in any other agreement between Consultant and the Company or any affiliate thereof.

15.	Governing Law
This Agreement and all instruments issued thereunder or in connection therewith shall be governed by, and interpreted in accordance with the laws of the State of Israel.

The parties hereto have executed this Consultant Option Agreement as of the Effective Date.

WILOCITY Ltd. By:_________________________ Name:_________________________ Title: _________________________ Address: 21 Bareket St., Caesarea, Israel	CONSULTANT Signature:______________________ Address: ____________________

Annex A

NOTICE of EXERCISE

Wilocity Ltd. (the "Company")

1.
Exercise of Option. Effective as of today, ______________, 20__, the undersigned ("Consultant") hereby elects to exercise Consultant's option to purchase ________ Ordinary Shares (the "Shares") of the Company under the Option Agreement dated _________ (the "Option Agreement").

2.	Delivery of Payment. Consultant herewith delivers to the Company the full purchase price of the Ordinary Shares, as set forth in the Option Agreement.

3.
Tax Consultation. Consultant understands that he may incur adverse tax consequences as a result of Consultant's purchase or disposition of the Shares. Consultant represents that he has consulted with any tax consultants that he deems advisable in connection with the purchase or disposition of the Shares and that he is not relying on the Company for any tax advice.

Submitted by:

CONSULTANT
_________________________
Signature
_________________________
Print Name

Address:
_________________________
_________________________
Date Received

Annex "B"

IRREVOCABLE PROXY AND POWER OF ATTORNEY
The undersigned hereby irrevocably appoints the Chairman of the Board of Directors of Wilocity Ltd., an Israeli company (the “Company”), and any other person designated by him, as the undersigned’s proxy and attorney-in-fact with full power of substitution (the “Proxy”), to take any action necessary, advisable or desirable, in the sole and absolute discretion of the Proxy, in connection with the holding of Shares of the Company with respect to any matter whatsoever.
Without derogating from the generality of the foregoing, the Proxy shall be authorized and empowered: (i) to vote for the undersigned and on the undersigned’s behalf any or all of the Shares at all shareholders' meetings of the Company (general meetings, class meetings or other meetings), and to execute any actions by written consent of the Company’s shareholders taken in lieu of a meeting on behalf of any or all of the Shares, in each case in respect to any matter whatsoever; (ii) to execute and/or effect amendments to, on behalf of the undersigned, any shareholders' agreements, investors' rights agreements, voting agreements or any other agreements, obligations, demands, consents and waivers which the Proxy deems necessary or desirable at his sole and absolute discretion, in connection with the holding of the Shares, including, without limitation, executing any amendments, consents and waivers with respect to, or in connection with any such agreements; (iii) to receive on behalf of the undersigned, from the Company or from another, any information and notices that need be delivered to the undersigned or which the undersigned may be entitled to, including without limitation pursuant to the Companies Law, 1999, without any obligation of the Proxy to forward such information or notices to the undersigned; (iv) to waive, or decline to exercise, on behalf of the undersigned, any right to which the undersigned is entitled in connection with the Shares or otherwise pursuant to any agreement; (v) to settle or waive any right or claim in connection with the Company’s affairs; and (vi) to appoint another to take any action that the Proxy himself may take.
On each and every issue brought before the shareholders of the Company for their resolution, the Chairman of the Board shall abstain, provided, however, that if the shareholders adopt a resolution by way of a unanimous written resolution, the Chairman shall vote the Ordinary Shares in respect of which he/her is a proxy in favor of such resolution.
The term “Shares” means all the Company’s shares, whether now owned by the undersigned or issued or transferred to the undersigned from time to time.
This Proxy shall expire immediately upon the closing of an initial public offering by the Company of its shares.
The undersigned agrees that (i) in addition to all other legal or equitable remedies available, injunctive relief and specific performance may be utilized in the event of the breach or threatened breach of this proxy, (ii) if any provision of this proxy shall be held to be invalid under applicable law, such provision shall be effective only to the extent of such invalidity and without invalidating the remainder of such provision or the other provisions in this proxy, and (iii) the certificates evidencing its shares in the Company will bear the following legend in addition to any other legends required under any agreement or applicable law: "THESE SECURITIES ARE SUBJECT TO A PROXY, A COPY OF WHICH IS AVAILABLE AT THE COMPANY’S PRINCIPAL OFFICE".
This instrument is irrevocable as it affects the rights of third parties and is coupled with an interest. The Proxy is empowered by the undersigned to take any action permitted above (or omit to take any such action) as he deems necessary, advisable or desirable at his sole and absolute discretion. The powers of the Proxy shall not be limited where the Proxy himself may have any interest in any action taken. The undersigned hereby releases the Proxy and his agents from any liability in respect of any action and omission in connection with, or pursuant to the powers and authority granted by this instrument.
The undersigned agrees that this Proxy (i) is binding upon the successors and assignees (by operation of law or otherwise, whether for value or without value) of the undersigned’s shares in the Company and that (ii) it is for the benefit of the Company and its shareholders and may be enforced by the Company or any of its shareholders.
By signing below, the undersigned further waives any right to receive any information and/or notices from the Company that the undersigned may have been entitled to prior to the date hereof.

Name of Shareholder: ________________        Date: _____________________
Signature of Shareholder: _____________________

Annex "C"
INVESTMENT REPRESENTATION STATEMENT
OPTIONEE:        _________
COMPANY:        WILOCITY LTD.
SECURITY:        ORDINARY SHARES (the "Securities")
AMOUNT        _________
DATE:             _________
In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:
a.    Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").
b.    Optionee acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws. Optionee further agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
Signature of Optionee: _____________________
Date: _____________________